Exhibit 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP ANNOUNCES

FIRST QUARTER 2005 RESULTS

Newport Beach, California – May 2, 2005 - United PanAm Financial Corp. (Nasdaq:UPFC) today announced results for its first quarter ended March 31, 2005.

For the quarter ended March 31, 2005 the Company reported income of $6.6 million from continuing operations, compared to income of $4.2 million for the same period a year ago for a 58% increase over 2004. The results for the first quarter of 2005 included a significant amount for audit and accounting fees related to the re-audit of the Company’s consolidated financial statements for the years ended December 31, 2002 and 2003 and a significant amount of gain on sale of securities. On a diluted share basis, the Company reported income of $0.36 per diluted share from continuing operations for the first quarter of 2005 compared to $0.24 per diluted share for the same period during 2004, for a 50% increase.

Net interest income for the first quarter of 2005 rose 28% to $31.1 million from $24.4 million in the first quarter of 2004.

The Company purchased $121 million of net auto loans during the first quarter of 2005, representing a 26% increase over the first quarter of 2004. Auto loans outstanding totaled $570.5 million at March 31, 2005; a 30% increase over March 31, 2004. The growth in auto loans is the result of the planned expansion of the branch network and portfolio growth at the branch level. During the first quarter of 2005, the Company opened 5 new auto loan branches bringing our total to 92 branches in 29 states. The Company intends to continue its philosophy of controlled expansion of the auto finance branch network, with the expectation of opening up to 15 additional new branches before year-end.

Delinquency over 30 days amounted to 0.39% of outstanding auto loans at March 31, 2005 compared with 0.48% at March 31, 2004. Delinquency and total repossessions over 30 days amounted to 0.73% of outstanding auto loans at March 31, 2005, compared with 0.84% at March 31, 2004.

The annualized quarterly net charge off rate was 4.71% for the first quarter of 2005, compared with 5.53% for the comparable 2004 period.

“The first quarter of 2005 was a record quarter for the Company with auto receivables continuing the controlled growth of 30% in outstandings, while portfolio quality continued to improve, as indicated by the lower delinquency and losses,” said Guillermo Bron, Chairman of the Board of Directors. “Also, during the first quarter of 2005, we completed the exit of the federal thrift charter of Pan American Bank, FSB, a wholly owned subsidiary of the Company, with the final dissolution of the charter effective February 11, 2005.”

United PanAm Financial Corp., a specialty finance company, originates and acquires for investment retail automobile installment sales contracts through its principal operating unit United Auto Credit Corporation with 92 branch offices in 29 states.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as our recent shift of the funding source of our business; our dependence on securitizations; our need for substantial liquidity to run our business; loans we made to credit-impaired borrowers; reliance on operational systems and controls and key employees; competitive pressures which we face; rapid growth of our businesses; fluctuations in market rates of interest; general economic conditions;, the effects of accounting changes and other risks, certain of which are detailed from time to time in the company’s filings with the United States Securities and Exchange Commission.

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Editors Note: Three pages of selected financial data follows.

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands)	March 31, 2005	December 31, 2004
Assets

Cash and due from banks	$4,555	$4,237
Short term investments	13,899	—

Cash and cash equivalents	18,454	4,237
Restricted cash	45,872	36,729
Securities available for sale, at fair value	444,251	788,090
Loans	574,933	528,765
Less unearned finance charges	(4,419)	(4,595)
Less unearned discount	(27,889)	(24,827)
Less allowance for loan losses	(24,980)	(25,593)

Loans, net	517,645	473,750
Premises and equipment, net	3,544	3,519
Accrued interest receivable	6,851	6,901
Other assets	24,967	29,601
Assets of discontinued operations	92	72,080

Total assets	$1,061,676	$1,414,907

Liabilities and Shareholders’ Equity

Warehouse line of credit	$189,016	$101,776
Securities notes payable	292,961	352,564
Repurchase agreements	431,780	745,295
Accrued expenses and other liabilities	6,801	8,793
Junior subordinated debentures/trust preferred securities	10,310	10,310
Liabilities of discontinued operations—deposits held for sale	—	71,916

Total liabilities	930,868	1,290,654

Common stock (no par value):
Authorized, 30,000,000 shares
Issued and outstanding, 16,560,681 at March 31, 2005 and 16,525,832 at December 31, 2004	70,686	70,332
Retained earnings	59,807	53,517
Unrealized gain on securities available for sale, net	315	404

Total shareholders’ equity	130,808	124,253

Total liabilities and shareholders’ equity	$1,061,676	$1,414,907

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2005	2004 (As Restated)
Interest Income
Loans	$34,666	$26,349
Short term investments	4,407	4,204

Total interest income	39,073	30,553

Interest Expense
Securitized borrowings	2,898	—
Warehouse credit lines	1,374	—
Repurchase agreements	3,547	2,859
Deposits	—	3,217
Junior subordinated debentures	143	120

Total interest expense	7,962	6,196

Net interest income	31,111	24,357
Provision for loan losses	5,713	5,859

Net interest income after provision for loan losses	25,398	18,498

Non-interest Income
Services charges and fees	—	140
Loan related charges and fees	116	312
Gain on sale of securities	1,648	—
Other income	44	439

Total non-interest income	1,808	891

Non-interest Expense
Compensation and benefits	9,529	7,592
Occupancy	945	1,237
Other	5,536	3,517

Total non-interest expense	16,010	12,346

Income from continuing operations before income taxes	11,196	7,043

Income taxes	4,574	2,840

Income from continuing operations	6,622	4,203

Income (loss) from discontinued operations, net of tax	(332)	428

Net Income	$6,290	$4,631

Earnings per share-basic:

Continuing operations	$0.40	$0.26

Discontinued operations	(0.02)	0.03

Net income	$0.38	$0.29

Weighted average shares outstanding	16,538	15,868

Earnings per share-diluted:

Continuing operations	$0.36	$0.24

Discontinued operations	(0.02)	0.02

Net Income	$0.34	$0.26

Weighted average shares outstanding	18,385	17,796

United PanAm Financial Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

	At or For the Three Months Ended
(Dollars and shares in thousands)	March 31, 2005	March 31, 2004
Automobile Finance Data
Contracts purchased	$120,630	$95,810
Contracts outstanding	$570,514	$438,364

Allowance for credit losses to contracts less unearned discount	4.68%	5.98%
Unearned discount to outstanding contracts	4.88%	4.13%

Annualized net charge-offs to average contracts (1)	4.71%	5.53%
Delinquencies (% of net contracts)
31-60 days	0.24%	0.32%
61-90 days	0.09%	0.09%
90+ days	0.06%	0.07%

Other Data
Return on average assets (1)	2.21%	1.13%
Return on average shareholder equity (1)	19.74%	19.04%

Consolidated capital to assets ratio	12.32%	6.14%

Weighted average shares outstanding	16,538	15,868
Additional shares included for fully diluted calculations	1,847	1,928

Number of shares used in fully diluted calculations	18,385	17,796

(1)	Quarterly information is annualized for comparability with full year information